Exhibit 23.2

CONSENT OF DEGOLYER AND MACNAUGHTON

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion of information taken from our “Appraisal Report as of December 31, 2008 on Certain Properties owned by Linn Energy, LLC,” “Appraisal Report as of December 31, 2007 on Certain Properties owned by Linn Energy, LLC” and “Appraisal Report as of December 31, 2006 on Certain Properties owned by Linn Energy, LLC” in the sections “Business”, “Risk Factors,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Supplemental Oil and Gas Data (Unaudited)” in the Linn Energy, LLC Annual Report on Form 10-K for the year ended December 31, 2008, and in the registration statement on Form S-8 (File No. 333-131153) and the registration statements (Nos. 333-146120, 333-148061, and 333-148134) on Form S-3.

Very truly yours,

/s/  DeGOLYER and MacNAUGHTON

Dallas, Texas
February 25, 2009